Exhibit 99.1

Dunkin’ Brands Presents Three-Year Plan Fueled by the Dunkin’ Donuts U.S. “Blueprint for Growth” at its 2018 Investor & Analyst Day
Provides three-year financial guidance including 2018 and 2020 growth targets

Unveils menu innovation, new digital technologies, and new in-restaurant experience

CANTON, Mass. (February 8, 2018) – Dunkin’ Brands Group, Inc. (NASDAQ: DNKN), the parent company of Dunkin' Donuts (DD) and Baskin-Robbins (BR), will host its 2018 Investor & Analyst Day today and present its three-year strategic plan to grow revenue by low-to-mid single digit percentages and operating income by mid-to-high single digit percentages. The Company intends to achieve these targets by positioning its core Dunkin’ Donuts U.S. brand to compete even more effectively in the coffee and beverage segment, driving profitable sales growth, and further expanding westward across the country. Dunkin’ Brands announced plans to add approximately 1,000 net new Dunkin’ Donuts locations in the U.S. by the end of 2020 and expects that more than 90 percent will be built outside of the Northeast. Lastly, the Company reaffirmed its intention to eventually have more than 18,000 Dunkin’ Donuts restaurants in the U.S.

“Since our initial public offering in July 2011, Dunkin’ Brands systemwide sales have grown by greater than 40 percent and total global points of distribution have grown by more than 4,100 units. In that time, we have also returned $2 billion in capital to shareholders through share repurchases and dividends. We are proud of these accomplishments but also realize that if we are to compete even more effectively within the coffee and breakfast segment, we must make further progress against the execution of our multi-year Blueprint for Growth plan, which is designed to transform Dunkin’ Donuts U.S. into the most-loved beverage-led, on-the-go brand,” said Nigel Travis, Dunkin’ Brands Chairman & CEO. “The continued execution of our Blueprint combined with our key value drivers – a tremendous asset-light model with low capital intensity; a history of returning capital to shareholders; and an ability to significantly expand our Dunkin’ Donuts U.S. footprint – should fuel strong growth and shareholder value creation for Dunkin’ Brands for many years to come.”

DUNKIN’ DONUTS U.S. BLUEPRINT FOR GROWTH

“Dunkin’ Donuts U.S. is well on its way to becoming America’s most-loved beverage-led, on-the-go brand. Our Blueprint for Growth, which is rooted in extensive consumer research, is focused on five main areas that we believe will collectively grow top- and bottom-line franchisee profitability: menu innovation; unparalleled convenience driven by digital leadership; broad accessibility to our brand through restaurant growth and new channels for our branded packaged goods; restaurant excellence; and brand evolution,” said David Hoffmann, President of Dunkin’ Donuts U.S. “Very importantly, collaboration with our franchisees has never been stronger. Together with them, we are laser-focused on bringing about transformative change at Dunkin’ that both builds on our heritage yet also updates our offerings and in-store experience to keep our brand modern, relevant, and positioned for long-term growth.”

Menu Innovation

The Company is focused on maintaining and increasing Dunkin’ Donuts U.S.’ share of the morning daypart before 11 a.m., which accounts for approximately 60 percent of its systemwide sales, as well as unlocking afternoon growth opportunities through menu innovation and national value offers. As a strong sign of progress with its morning daypart goal, the Company was encouraged by the morning sales performance for Dunkin’ Donuts U.S., which comped positively year-over-year and increased sequentially each quarter in 2017. Other notable highlights include:

•
New Beverages: Dunkin’ Donuts is focusing its innovation efforts on beverage items, including a continued focus on Cold Brew, Iced Coffee and Frozen Dunkin’ Coffee, which resulted in its highest quarterly beverage comparable sales of the year in the fourth quarter of 2017. The Company also plans to extend its premium tea and frozen beverage lines and introduce more espresso products.

•
New Breakfast Sandwiches: Coming off a record year for breakfast sandwich sales in 2017, Dunkin’ Donuts is once again emphasizing morning sandwiches, both new and returning favorites, like the January reintroduction of the Sweet Black Pepper Bacon Breakfast Sandwich, and offering additional flavored bacon on sandwiches throughout the year.

•
Craveable Donuts: As the country’s largest retailer of donuts, Dunkin’ Donuts has an annual calendar full of seasonal donut offerings ready-to-go, leveraging key holidays, like Valentine’s Day and Halloween, while ensuring that its Dunkin’ Dozen – the brand’s twelve best-selling donuts – are available in each restaurant.

•
Removal of Artificial Dyes from Donuts: As part of the Company’s ongoing efforts to offer cleaner menu labels, Dunkin’ Donuts U.S. introduced donuts without artificial dyes in January. The Company is committed to eliminating synthetic dyes from its national food and beverage menu in the U.S. by the end of 2018.

•
Value Offers: The Company launched Dunkin’ Deals, a series of value offers that are expected to be available at participating restaurants throughout the year. The first Dunkin’ Deal of the year, running January 8 through February 25, includes two Egg and Cheese Wake-up Wrap® sandwiches for $2 and, to drive p.m. traffic, a Medium Hot or Iced Latte for $2 from 2 p.m. to
6 p.m.

Unparalleled Convenience

Dunkin’ Donuts holds one of the fastest speed-of-service records in the QSR industry and is committed to constantly making itself even-more convenient for its guests. Additional initiatives include:

•
DD Perks® Loyalty: During 2017, Dunkin’ Donuts added more than 2 million members to its DD Perks® Loyalty program bringing total membership to approximately 8 million members. Additionally, On-the-Go Mobile ordering (OTG), a benefit available only to DD Perks members, is proving very popular and had a retrial rate of 80 percent.

•
Tender Agnostic Test: In the second half of 2018, Dunkin’ Donuts plans to test “tender agnostic” participation in its DD Perks Loyalty program, meaning members will be able to earn points using all forms of tender, including their DD Card, credit, debit or cash. The Company expects that being tender agnostic will allow it to better connect and serve a wider audience of its most loyal guests.

•
Delivery and Catering: In 2018, Dunkin’ Donuts is testing a newly-built digital catering platform in several key markets. Dunkin’ Donuts also continues to test and expand third-party delivery options with the goal of creating a combined catering/delivery platform in 2019.

•
Innovative Drive-Thru Technology: Dunkin’ Donuts expects that more than 75 percent of new restaurants moving forward will have a drive-thru lane. Additionally, with its new NextGen restaurant design (discussed below), Dunkin’ Donuts is the first QSR in the U.S. to feature a dedicated mobile order drive-thru lane. On average, a restaurant with a drive-thru boasts 40 percent higher sales volume than a non-drive-thru location.

Broad Accessibility

A critical element of the Dunkin’ Donuts U.S. Blueprint for Growth is giving consumers increased accessibility to Dunkin’ through new restaurants and branded Dunkin’ products sold through new channels, including:

•
Growing the Dunkin’ Donuts U.S. Restaurant Footprint at an Approximate 3 Percent Annual Rate: The Company expects to add a total of 1,000 net new Dunkin’ Donuts restaurants in the U.S. by the end of 2020, representing an approximate 3 percent annual growth rate, and that more than 90 percent of these net openings will be built outside of the Northeast. For 2018, it expects Dunkin’ Donuts franchisees will build more than 275 net new locations in the U.S. It expects that new units opened in 2018 will contribute between $140 million and $150 million in systemwide sales this year.

•
NextGen Store: The Company recently opened the first iteration of its NextGen restaurant in Quincy, Mass. Designed to cater to the on-the-go customer, the new Dunkin’ Donuts restaurant features innovative in-store technologies and design elements and is 25 percent more energy efficient than previous design. New technology includes a beverage bar tap system serving premium pours of cold beverages such as Nitro Coffee. The store also features grab-and-go snacks and a double drive-thru with preview boards and order confirmation screens. The crew members in the restaurant wear new uniforms and headwear designed in partnership with lifestyle brand Life is Good®. Dunkin’ Donuts plans to have up to 50 NextGen restaurants by the end of the year.

•
Consumer Packaged Goods (CPG): Dunkin’ Donuts is also committed to growing accessibility to its brand outside of its restaurants, and in just three years, has expanded its Dunkin’ Donuts branded CPG business from approximately $400 million in retail sales in 2014 to nearly $900 million by the end of 2017. In 2017, according to IRI data, retail sales of Dunkin’ ready-to-drink (RTD) bottled Iced Coffee exceeded $150 million within the first year of launching.

Restaurant Excellence

Key to increasing Dunkin’ Donuts’ share of market and comparable store sales is the in-restaurant experience. The Company is undertaking numerous initiatives including menu simplification designed to better serve the on-the-go customer. Additional initiatives include:

•
Menu Simplification: In 2017, Dunkin’ Donuts tested a simplified menu in nearly 1,000 restaurants across multiple markets to make room for new menu items and to improve franchisee profitability as well as the guest experience with faster, more accurate service. The Company began rolling out the simplified menu to additional restaurants in January and expects to have it in place across the entire system by the end of the first quarter of 2018. Based on its test markets, Dunkin’ Donuts believes the simplified menu will ultimately benefit the top-and-bottom-line.

•
OTG Mobile Ordering Platform: Dunkin’ Donuts is continuing to evolve its mobile ordering platform by optimizing speed in drive-thru locations. With an estimated 30 percent of crew member time spent taking orders, Dunkin’ Donuts expects On-the-Go mobile ordering will not only improve order accuracy and speed-of-service, but will also free up crew members’ time, enabling them to focus on other operational aspects, including store appearance.

•
Upgraded Point-of-Sale (POS) and Back-Office Software Systems: The upgraded POS and back-office systems, which require less crew training time than the previous systems, are expected to improve order accuracy and speed of service.

•
New Employee Training Tools: Dunkin’ Donuts continues to enhance its training with a focus on shorter, more interactive, and more video-based materials designed to appeal to a new generation of employees. This is intended to improve employee retention and customer service.

Baskin-Robbins U.S.

Coming off an improving comparable sales performance in the fourth quarter of 2017, Baskin-Robbins U.S. plans to maintain the positive momentum in 2018 through a focus on consumer convenience and modernizing its stores and menu.

•	Consumer Convenience: Baskin-Robbins plan to continue to expand delivery options with almost half of all Baskin-Robbins locations in the U.S. now offering delivery through DoorDash.

•
Improved BR App and On-line Ordering: Early in the second quarter of 2018, Baskin-Robbins plans to launch an improved app and on-line ordering system. This is expected to improve the guest experience, especially on mobile devices.

•	New Store Image: Late in the fourth quarter of 2018, Baskin-Robbins U.S. plans to unveil a new store look designed to appeal to guests of all ages.

•	Product Innovation: The brand is expanding its focus on beverages in 2018, including an increased emphasis on milkshakes, as well as focusing on ice cream cakes.

INTERNATIONAL

Dunkin’ Brands continues its work to stabilize its international businesses and, along with its franchisees, is focused on driving traffic through value offerings, product innovation, and making the brands more easily accessible through digital technologies.

Dunkin’ Donuts International is encouraged by the early results of its new restaurant design, which positions the brand as a coffee-focused chain. With 40 of the newly-designed International restaurants located in eight different markets outside the U.S., the stores are experiencing an increase in overall average weekly sales and, importantly, an increase in beverage units.

Baskin-Robbins International is focused on ice cream gallon consumption across the business: through stores, delivery, and consumer packaged goods. Sales outside of the restaurants have expanded the brand’s touchpoints, making Baskin’ more accessible and driving incremental ice cream sales throughout the year.

Delivery continues to be an opportunity for both brands, and the Company is working with its partners to roll-out delivery programs in as many markets as possible based on the success that its Middle East and Asia franchisees are experiencing.

FINANCIAL GUIDANCE AND REPORTING UPDATES

“In January, we announced an approximately five percent reduction in our general and administrative expense target in 2018 which would place our G&A at approximately two percent of systemwide sales while also ensuring that we have the resources necessary to achieve our financial goals. These include growing Dunkin’ Donuts U.S. comparable store sales, supporting franchise development of Dunkin’ Donuts restaurants across the U.S., and expanding our consumer packaged goods business,” said Kate Jaspon, Dunkin’ Brands Chief Financial Officer. “Looking ahead and given the rapidly changing retail environment, we are updating our long-term guidance targets, many of which have been in place since our IPO in 2011. We are now providing a three-year outlook for our expected financial growth through the year 2020.”

Below are the Company’s long-term (2020) and 2018 targets as well as updates as to how Dunkin’ Brands will report its financials moving forward. The 2018 guidance does not include any impact from the $100 million investment in the Blueprint for Dunkin’ Donuts U.S. Growth that the Company previously announced.

2020

•	Low-single digit percent Dunkin’ Donuts U.S. comparable store sales growth accelerating to upwards of 3 percent by 2020

•	Addition of approximately 1,000 net new Dunkin’ Donuts locations in the U.S. by end of 2020, with more than 90 percent of net openings built in markets outside of the Northeast

o	75 percent of traditional restaurants expected to be drive-thru locations

o	Targeting 500-plus DD Green Achievement certified restaurants

o	Approximately 1,000 NextGen restaurants per year, inclusive of new and remodeled stores, once the new image is released

•	High-single digit percent growth of Other Revenue driven by consumer packaged goods

•	Low-single digit percent Baskin-Robbins comparable store sales growth

•	Zero to 10 net new Baskin-Robbins locations each year

•	Low to mid-single digit percent revenue growth

•	Mid to high-single digit percent operating income and adjusted operating income growth

2018

•	Approximately 1 percent Dunkin’ Donuts U.S. comparable store sales growth

•	Greater than 275 net new locations in the U.S.

o	Approximately 50 NextGen restaurants, including both new and remodeled stores

•	High-single digit percent Other Revenue growth driven by consumer packaged goods

•	Ice cream margin dollars flat compared to 2017 from a profit dollar standpoint

•	Low to mid-single digit percent revenue growth

•	5 percent reduction to G&A expense

•	Mid to high-single digit percent operating and adjusted operating income growth

•	$2.20 to $2.29 in earnings per share and $2.40 to $2.45 in adjusted earnings per share (inclusive only of share repurchases to offset option dilution)

•	Effective tax rate of approximately 28 percent

•	Total shares outstanding of approximately 92 million

Reporting and Guidance Updates

•	The Company will no longer guide on international net store openings

•	The Company will no longer report Baskin-Robbins International comparable store sales and will focus on the sale of ice cream and other products

•	First quarter 2018 will be the first quarter that the Company will report results reflecting the new accounting standards regarding revenue recognition

The foregoing non-GAAP forward-looking financial measures are reconciled from the respective measures determined under GAAP in the attached tables “Dunkin' Brands Group, Inc. and Subsidiaries Non-GAAP Reconciliations.”

About Dunkin' Brands Group, Inc.

With more than 20,500 points of distribution in more than 60 countries worldwide, Dunkin' Brands Group, Inc. (Nasdaq: DNKN) is one of the world's leading franchisors of quick service restaurants (QSR) serving hot and cold coffee and baked goods, as well as hard-serve ice cream. At the end of the fourth quarter 2017, Dunkin' Brands' 100 percent franchised business model included more than 12,500 Dunkin' Donuts restaurants and nearly 8,000 Baskin-Robbins restaurants. Dunkin' Brands Group, Inc. is headquartered in Canton, Mass.

Contact(s):

Stacey Caravella (Investors)	Karen Raskopf (Media)
Sr. Director, IR & Market Intelligence	SVP, Corporate Communications
Dunkin’ Brands Group, Inc.	Dunkin’ Brands Group, Inc.
investor.relations@dunkinbrands.com	karen.raskopf@dunkinbrands.com
781-737-3200	781-737-5200

Investor & Analyst Day

A live video webcast of today’s investor and analyst day, including slide presentations, will be accessible via the Company's website at: http://investor.dunkinbrands.com under "Events & Presentations". The conference is scheduled to begin at 9:00 AM Eastern Time and will continue until approximately 3:00 PM Eastern Time.

A replay of the webcast, along with slide presentations, will remain accessible on the Company's website through March 9, 2018.

Forward-Looking Statements

Certain statements contained herein, including those under the headline “Financial Guidance and Reporting Updates,” are not based on historical fact and are “forward-looking statements” within the meaning of the applicable securities laws and regulations. Generally, these statements can be identified by the use of words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “feel,” “forecast,” “intend,” “may,” “plan,” “potential,” “project,” “should,” or “would,” and similar expressions intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. These risk and uncertainties include, but are not limited to: the ongoing level of profitability of franchisees and licensees; our franchisees' and licensees' ability to sustain same store sales growth; our ability to execute on our Blueprint for Growth plan or achieve the financial results contemplated thereby; changes in working relationships with our franchisees and licensees and the actions of our franchisees and licensees; our master franchisees' relationships with sub-franchisees; the strength of our brand in the markets in which we compete; changes in competition within the quick-service restaurant segment of the food industry; changes in consumer behavior resulting from changes in technologies or alternative methods of delivery; economic and political conditions in the countries where we operate; our substantial indebtedness; our ability to protect our intellectual property rights; consumer preferences, spending patterns and demographic trends; the impact of seasonal changes, including weather effects, on our business; the success of our growth strategy and international development; changes in commodity and food prices, particularly coffee, dairy products and sugar, and other operating costs; shortages of coffee; failure of our network and information technology systems; interruptions or shortages in the supply of products to our franchisees and licensees; the impact of food borne-illness or food safety issues or adverse public or media opinions regarding the health effects of consuming our products; our ability to collect royalty payments from our franchisees and licensees; the ability of our franchisees and licensees to open new restaurants and keep existing restaurants in operation; our ability to retain key personnel; any inability to protect consumer credit card data and catastrophic events.

Forward-looking statements reflect management's analysis as of the date of this press release. Important factors that could cause actual results to differ materially from our expectations are more fully described in our other filings with the Securities and Exchange Commission, including under the section headed “Risk Factors” in our most recent annual report on Form 10-K. Except as required by applicable law, we do not undertake to publicly update or revise any of these forward-looking statements, whether as a result of new information, future events or otherwise.

DUNKIN’ BRANDS GROUP, INC. AND SUBSIDIARIES
Non-GAAP Reconciliation
(Unaudited)

	Fiscal year ended December 29, 2018
	Low	High
Diluted earnings per share	$2.20	2.29
Adjustments:
Amortization of other intangible assets	0.24	0.23
Long-lived asset impairment charges	0.04	—
Tax impact of adjustments(a)	(0.08)	(0.07)
Diluted adjusted earnings per share	$2.40	2.45

(a) Tax impact of adjustments calculated at a 28% effective tax rate.